UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):	August 14, 2001

Wisconsin Public Service Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-3016	39-0715160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 North Adams Street, P.O. Box 19001, Green Bay, WI 54307
(Address of principal executive offices, including zip code)

(920) 433-1598
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

        (a) UNDERWRITING AGREEMENT. The Registrant has entered into an underwriting agreement with A.G. Edwards & Sons, Inc., UBS Warburg LLC, Robert W. Baird & Co. Incorporated and Legg Mason Wood Walker, Incorporated (the "Underwriting Agreement") in connection with the offering of Senior Notes, 6 1/8% Series due August 1, 2011 (the "Senior Notes"), registered with the Securities and Exchange Commission on Form S-3 (Reg. No. 333-63056). The Underwriting Agreement is filed herewith as Exhibit 1.

        (b) SECOND SUPPLEMENTAL INDENTURE. The Registrant entered into a Second Supplemental Indenture with Firstar Bank, National Association, as successor trustee, in connection with the offering of the Senior Notes. Copies of the Second Supplemental Indenture are filed herewith as Exhibit 4C.

        (c) THIRTY-FOURTH SUPPLEMENTAL INDENTURE. The Registrant has entered into a Thirty-Fourth Supplemental Indenture with Firstar Bank, National Association, as successor trustee, in connection with the issuance of the Registrant's First Mortgage Bonds, Collateral Series B, which are being pledged as security for the Senior Notes. A copy of the Thirty-Fourth Supplemental Indenture is filed herewith as Exhibit 4D.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) EXHIBITS.

1	Underwriting Agreement, dated as of August 14, 2001, between Wisconsin Public Service Corporation and A.G. Edwards & Sons, Inc., UBS Warburg, LLC, Robert W. Bard & Co. Incorporation and Legg Mason Wood Walker, Incorporated.

4C	Second Supplemental Indenture, dated as of August 1, 2001 between Wisconsin Public Service Corporation and Firstar Bank, National Association.
4D	Thirty-Fourth Supplemental Indenture, dated as of August 1, 2001, between Wisconsin Public Service Corporation and Firstar Bank, National Association.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN PUBLIC SERVICE CORPORATION

By: /s/ Joseph P. O'Leary
Joseph P. O'Leary
Senior Vice president and Chief Financial Officer

Date: August 24, 2001

EXHIBIT INDEX
Exhibit Number	Description
1	Underwriting Agreement, dated as of August 14, 2001 between Wisconsin Public Service Corporation and A.G. Edwards & Sons, Inc., UBS Warburg LLC, Robert W. Baird & Co. Incorporated and Legg Mason Wood Walker, Incorporated.

4C	Second Supplemental Indenture, dated as of August 1, 2001 between Wisconsin Public Service Corporation and Firstar Bank, National Association.
4D	Thirty-Fourth Supplemental Indenture, dated as of August 1, 2001 between Wisconsin Public Service Corporation and Firstar Bank, National Association.